Exhibit 5-1

                           [LETTERHEAD OF J. T. FORAN]

                                                                  April 16, 2002

Public Service Enterprise Group Incorporated
80 Park Plaza
P.O. Box 1171
Newark, New Jersey  07101-1171

   Re:  Public Service Enterprise Group Incorporated - Registration
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        Statement on Form S-3
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Ladies and Gentlemen:

      I am Associate General Counsel of Public Service Enterprise Group Incorporated, a New Jersey corporation ("PSEG"), and am rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Act of: (i) unsecured senior debt securities, unsecured subordinated debt securities, consisting of debentures, notes or other evidences of indebtedness, and unsecured junior subordinated debentures of PSEG (the "Debt Securities"), which may be issued pursuant to a Senior Debt Indenture between PSEG and Wachovia Bank, National Association (formerly First Union National Bank), as trustee (as amended or supplemented, the "Senior Debt Indenture"), a Subordinated Debt Indenture between PSEG and Wachovia Bank, National Association, as trustee (as amended or supplemented, the "Subordinated Debt Indenture") or a Junior Subordinated Debenture Indenture between PSEG and Wachovia Bank, National Association, as trustee (as amended or supplemented, the "Junior Subordinated Debenture Indenture" and, together with the Senior Debt Indenture and the Subordinated Debt Indenture, the "Indentures"); (ii) shares of common stock, without par value, of PSEG (the "Common Stock"); (iii) shares of series preferred stock, without par value (the "Preferred Stock"), of PSEG; (iv) stock purchase contracts of PSEG to purchase Common Stock ("Stock Purchase Contracts"); (v) stock purchase units of PSEG ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or Preferred Trust Securities (as defined below) securing a holder's obligation to purchase Common Stock under the Stock Purchase Contract, and (vi) guarantees (the "Guarantees") of PSEG with respect to the preferred securities to be issued by PSEG Funding Trust I (the "Trust") ("Preferred Trust Securities").

      I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and all exhibits thereto, and the Indentures. I have also examined such corporate records and other documents and instruments, made such inquiries of officers and representatives of PSEG and considered such matters of law as I have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents and the accuracy and completeness of all records, information and statements submitted to me by officers and representatives of PSEG.


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      Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

            1. PSEG is a corporation duly organized and validity existing under the laws of the State of New Jersey.

            2. Assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) a supplemental indenture in respect of the Debt Securities has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PSEG and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over PSEG, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by PSEG in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (y) as part of Stock Purchase Units) will constitute valid and binding obligations of PSEG, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            3. When (i) the Registration Statement has become effective under the Act, (ii) the shares of Common Stock have been duly and properly authorized for issuance, and (iii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (x) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock, (y) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (z) pursuant to Stock Purchase Contracts), will be legally issued, fully paid and non-assessable.

            4. When (i) the Registration Statement has become effective under the Act, (ii) the Preferred Stock has been duly and properly authorized for issuance and a Certificate of Amendment to the Restated Certificate of Incorporation of PSEG classifying the Preferred Stock and setting forth the terms thereof has been filed, and (iii) the shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

            5. Assuming that a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts (the "Stock Purchase Contract Agreement") and such Stock Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Stock Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Stock Purchase Contract Agreement so as not to violate any


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      applicable law or result in a default under or breach of any agreement or instrument binding upon PSEG and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over PSEG, and (iv) the Stock Purchase Contracts have been duly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of PSEG, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            6. Assuming that the Stock Purchase Units, a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units and such Stock Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Stock Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Stock Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PSEG and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over PSEG, (iv) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PSEG and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over PSEG, and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (v) the Stock Purchase Contracts have been duly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of PSEG, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            7. Assuming that the Guarantees have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PSEG and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over PSEG, and (iii) the Preferred Trust Securities have been duly issued and delivered by the Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of PSEG, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      I express no opinion as to the law of any jurisdiction other than the federal law of the United States and the law of the State of New Jersey.


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      I hereby consent to the sole use of this opinion as an exhibit to the
Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without my prior written consent.

                                                   Very truly yours,

                                                   /s/ James T. Foran
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                                                   James T. Foran
                                                   Associate General Counsel